EXHIBIT 99(m)

Sample Calculations for Form N-6, Item 27(m), for the 5th Policy Year, Month 12

Assumptions:       Standard Non-Tobacco Male, Issue Age 36, Death Benefit Option A
Stated Death Benefit $228,000, Premium of $2,600 paid Annually
Hypothetical Gross Rate of Return of 6.00% with Current Charges

Hypothetical Net Rate of Return	=	Hypothetical Gross Rate of Return
– Mortality & Expense Asset Charge for Year 5
– Average Sub-account Fees & Expenses
	=	6.00% – 0.75% – 0.94%
	=	4.31% = .0431

Policy Value, beginning of month	=	End of previous month Policy Value
+ Premium paid
– % of Premium charges
– Current Monthly Administration Charge
	=	$10,730.25 + 0.00 – 0.00 – 6.00
	=	$10,724.25

Death Benefit, beginning of month	=	Greater of (Corridor % × Policy Value) and Face Amount
	=	Greater of (250% × $10,724.25) and $228,000.00
	=	$228,000 (as shown in table)

Net Amount at Risk for month	=	Death Benefit – Policy Value
	=	$228,000.00 – $10,724.25
	=	$217,275.75

Cost of Insurance for month	=	Net Amount at Risk × (Cost of Insurance Rate per $1,000) / 1000
	=	$217,275.75 × .19083 / 1000
	=	$41.46

Policy Value, end of month	=	(Policy Value, beginning of month – Cost of Insurance)
× Interest factor for month
	=	($10,724.25 – $41.46) × ( (1 + .0431) ^ (1 / 12) )
	=	$10,682.79 × 1.0035226
	=	$10,720.42 ($10,720 shown in table)

Surrender Charge for month	=	$4.00 × Base Face Amount / 1000
+ 46% of Premium paid up to one Target Premium
+ 44% of Premium paid above one Target up to two Target Premiums
	=	($4.00 × 228,000 / 1000) + (.46 × $1,915.20) + (.44 × $1,915.20)
	=	$912.00 + 880.99 + 842.69
	=	$2,635.68

Cash Surrender Value	=	Policy Value – Surrender Charge
	=	$10,720.42 – $2,635.68
	=	$8,084.74 ($8,085 shown in table)

Differences in calculations for other years:

The formulas for calculating the illustrated values in other months and years are the same. The actual factors used in the calculations change based on the duration of the policy. The Surrender Charge will be equal to zero after the 14th policy year, so the Cash Surrender Value will equal the Policy Value after that point.